UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 31, 2005

PARKWAY PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

                 Maryland                                        1-11533                                      74-2123597

    (State or Other Jurisdiction             (Commission File Number)                      (IRS Employer

           of Incorporation)                                                                                 Identification No.)

One Jackson Place, Suite 1000, 188 East Capitol Street, Jackson, MS 39225-4647

(Address of Principal Executive Offices, including zip code)

(601) 948-4091

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry into a Material Definitive Agreement

On March 31, 2005, Parkway Properties, Inc. (the "Company") entered into a Second Amendment to the Credit Agreement with a consortium of 10 banks with Wachovia Capital Markets, LLC as Sole Lead Arranger and Sole Book Runner, Wachovia Bank, National Association as Agent and other banks as participants.  The Amendment increases the unsecured revolving credit facility from $170 million to $190 million (the "$190 million line"), increases the secured debt to total asset value ratio covenant requirement from 40% to 45% and modifies certain definitions associated with covenant calculations.  The increased size of the line of credit and increase in secured debt to total asset value ratio allows greater financial flexibility and capacity while accommodating the Company's growth.  The interest rate on the $190 million line is equal to the 30-day LIBOR rate plus 100 to 150 basis points, depending upon overall Company leverage (with the current rate set at 132.5 basis points or 4.43% at March 31, 2005).  The $190 million line matures February 6, 2007 and contains a one-year extension option available at maturity.  The line is expected to fund acquisitions of additional investments.  The Company paid an upfront fee of $50,000 (25 basis points of the increased commitment) upon closing of the Amendment.  The Company pays an annual administration fee of $35,000 and also pays fees on the unused portion of the line based upon overall Company leverage, with the current rate set at 12.5 basis points.

ITEM 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above.

ITEM 9.01.     Financial Statements and Exhibits

(c)        Exhibits.

(10)      Second Amendment to Credit Agreement among Parkway Properties, LP; 111 Capitol Building Limited Partnership; Parkway Jackson LLC; Parkway Lamar LLC; Parkway Properties, Inc. and Parkway Properties General Partners, Inc. as Guarantors; Wachovia Bank, National Association as Agent; Wachovia Capital Markets, LLC as Sole Lead Arranger and Sole Book Runner and the Lenders dated March 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    April 4, 2005

PARKWAY PROPERTIES, INC.

By: /s/ Mandy M. Pope

            Mandy M. Pope

            Chief Accounting Officer